Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of The Bon-Ton Stores, Inc. on Form 10-Q for the period ended July 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:
1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

DATE: September 7, 2011	By:	/s/ Byron L. Bergren

Byron L. Bergren
President and Chief Executive Officer

	By:	/s/ Keith E. Plowman

Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer
A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.